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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Larry G. Stambaugh, the Chief Executive Officer and Acting Chief Financial Officer of Maxim Pharmaceuticals, Inc. (the "Company"), hereby certifies that to the best of his knowledge:

1.    The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated August 13, 2002	/s/ LARRY G. STAMBAUGH Larry G. Stambaugh, Chief Executive Officer and Acting Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION